EXHIBIT 10.1

Amendment, as of July 19, 2007, to Employment Arrangement with Edward S. Northup

On July 19, 2007, the Compensation Committee of the Board of Directors approved an increase in the amount of the relocation allowance for Edward S. Northup, the Company's Chief Operating Officer, not to exceed $75,000.